Exhibit 99.2

  PORTRAIT CORPORATION OF AMERICA, INC. COMPLETES SENIOR SECURED NOTE OFFERING

    MATTHEWS, N.C., July 18 /PRNewswire-FirstCall/ -- Portrait Corporation of America, Inc. ("PCA") announced today that on July 15, 2005 its subsidiaries, PCA LLC and PCA Finance Corp., as co-issuers, successfully closed an offering of $50 million aggregate principal amount of 14% senior secured notes due 2009. The proceeds from the issuance of the senior secured notes were used to refinance PCA LLC's existing credit facility, provide additional working capital and pay fees and expenses related the offering.

    The senior secured notes will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

    About Portrait Corporation of America, Inc.
    PCA is the largest operator of retail portrait studios in North America and one of the largest providers of professional portrait photography products and services in North America based on sales and number of customers. Operating under the trade name Wal-Mart Portrait Studios, PCA is the sole portrait photography provider for Wal-Mart Stores, Inc. As of January 30, 2005, PCA operated 2,401 permanent portrait studios in Wal-Mart discount stores and supercenters in the United States, Canada, Mexico, Germany and the United Kingdom and provided traveling services to approximately 1,000 additional Wal-Mart store locations in the United States. PCA also serves other retailers and sales channels with professional portrait photography services.

    Forward-Looking Statements
    Certain statements may constitute "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risk, uncertainties, and other factors, which may cause the actual results, performance, or achievement expressed or implied by such forward-looking statements to differ materially from the forward-looking statements. Although PCA believes the statements are reasonable, it can give no assurance that such expectations will prove correct. PCA cautions that any forward-looking statements contained herein are not a guarantee of future performance and that actual results may differ materially.

     Contact:
     Portrait Corporation of America, Inc.
     Don Norsworthy (704) 588-4351 x2404]

SOURCE  Portrait Corporation of America, Inc.
    -0-                             07/18/2005
    /CONTACT: Don Norsworthy of Portrait Corporation of America, Inc., +1-704-588-4351 x2404/
    /Web site:  http://www.pcainternational.com /